BRIDGESTREAM PARTNERS, LLC

Investment Bankers

2726 Shelter Island Drive, Suite 346

San Diego, CA 92106

(619) 255-1878

FAX:  (619) 255-1878

February 5, 2007

Messrs. Dale Paulson, Director,

             Duane D. Fadness, Director, and

             Gordon Wiltse, Vice President, Chief Financial Officer & Director

Lions Petroleum Inc.

1150 – 789 West Pender Street

Vancouver, BC, Canada

V6C 1H2

Tel.: (604) 669-1533 Toll Free: (866) 669-1533 Fax: (604) 669-1531 E-mail: gwiltse@lionspetroleum.com

Dear Messrs. Paulson and Wiltse:

RE: FINANCIAL ADVISORY AGREEMENT FOR INVESTMENT BANKING SERVICES:

This FINANCIAL ADVISORY AGREEMENT (the “Agreement”) is made and entered into as of this 5th  day of February, 2007 by and between Lions Petroleum Inc., a Delaware corporation (the  “Company”) with offices at: 1150 – 789 West Pender Street, Vancouver, BC, Canada V6C1H2 and BRIDGESTREAM Partners, LLC (“BRIDGESTREAM”), with offices at 2726 Shelter Island Drive, Suite 346, San Diego, CA 92106.

Pursuant to the continuing dialogue that has taken place between the Company and the respective principals of BRIDGESTREAM, we hereby tender this Financial Advisory Agreement for the Company’s Board of Directors, to engage by retainer BRIDGESTREAM as their Investment Banker for the purpose of advising and assisting the Company in their pursuit of financing, said financing to be in the form of 1) equity 2) subordinated debt, 3) convertible debt and/or 4) senior debt.  BRIDGESTREAM shall also advise and assist in the creation of strategic alliances, partnering and/or mergers with or acquisitions of companies in the security services industry or other approved related companies or services under terms and conditions acceptable to the Company.

1.    SCOPE OF WORK

BRIDGESTREAM ’s scope of services shall include:

•

Assist the Company in identifying suitable targets for strategic alliances co-marketing programs and potential acquisitions;

•

Assist the Company in procuring financing in the form of either debt or equity.

•

Assist the Company in arranging for various strategic partnering arrangements that would provide additional capital and other alliances such as marketing, distribution, etc.;

•

Advise management of the appropriate financing structure(s) with which to successfully complete alliances, partnerships, investor relationships or acquisitions; and

G.W                                 Feb. 5/07                                    WRW                                                     2-7-07

 Lions Petroleum Inc.      Date                                          BRIDGESTREAM Partners, LLC          Date

BRIDGESTREAM PARTNERS, LLC

Investment Bankers

2726 Shelter Island Drive, Suite 346

San Diego, CA 92106

(619) 255-1878

FAX:  (619) 255-1878

•

Advisory of the legal and financial ramifications impacting on particular structures.

2.  ENGAGEMENT TERM

•

The “Engagement Period” is that Period during which BRIDGESTREAM is actively pursuing investor-prospects for the Company.  Either the Company or Bridgstream may cancel or terminate this Agreement on the earlier of the date the Company 1) has raised sufficient capital from other sources so that it no longer requires BRIDGESTREAM’s services; 2) eighteen months from the date of execution of this Agreement; or 3) ninety (90) days from the date that either BRIDGESTREAM receives written notice of intention to terminate this agreement by the Company or the Company receives written notice of intention to terminate this agreement by BRIDGESTREAM.

3.    INITIAL RETAINER FOR ADVISORY SERVICES

•

Throughout the placement process, the principal investment banker assigned to the advisory team placement phase the Company will be William R. Willard, Managing Principal.

•

BRIDGESTREAM requires an initial retainer to be paid while BRIDGESTREAM’S advisory services are rendered over its initial start-up period.  The retainer structure has been developed specifically for the manpower commitment for this transaction.

•

The non-refundable retainer required for said advisory services is:

Eight Thousand Five Hundred US dollars (US $8.500) for the initial thirty -sixty day phase of this agreement, to be paid upon the execution of this agreement via wire transfer to Bridgestream Trust.

4.    REQUIREMENTS OF THE COMPANY SHALL INCLUDE BUT BE NOT LIMITED TO:

•

Furnish BRIDGESTREAM with all necessary and pertinent documents that will be required to successfully accomplish the subject financing; including but not limited to those documents listed in the attached exhibit, “Documents and Due Diligence Requirements.”

•

Make available to BRIDGESTREAM all the information that BRIDGESTREAM reasonably requests in connection with the performance of its services hereunder, including information concerning the business, assets, operation or financial condition of the Company.  BRIDGESTREAM in representing the Company in sales transactions may rely upon the accuracy and completeness of such information without independent verification and is authorized to make appropriate use of such information.

G.W                                 Feb. 5/07                                    WRW                                                     2-7-07

 Lions Petroleum Inc.      Date                                          BRIDGESTREAM Partners, LLC          Date

BRIDGESTREAM PARTNERS, LLC

Investment Bankers

2726 Shelter Island Drive, Suite 346

San Diego, CA 92106

(619) 255-1878

FAX:  (619) 255-1878

•

Conduct any Transaction in a manner, which will comply in all respects with the applicable provisions of the Securities Exchange Act of 1934, as well as all other applicable customary disclosure statues, rules and regulations.

•

Be responsible for the completeness, accuracy and format of all information furnished to any prospective acquisition targets, investors, merger partners, and/or other third parties such as banks, funds, or financial institutions considering entering into a Transaction with the Company.

5.   INITIAL FUNDING (ROUND ONE)

The Company is seeking to raise US $25,000,000 dollars of funding for:

a)

Drilling and exploration of various sites controlled by the Company;

b)

Use of BRIDGESTREAM’S Proprietary Principal Protection structure to guarantee, through the use an insurance instrument, that provides for 100% of the Principal being raised to be repaid should the project(s) fail along with a 15-18% Return on Investment at the end of the term which is seven years.

c)

On going Research and Development of future drilling sites; and

d)

Other working capital requirements of the Company.

Breakdown of Funding Allocation(s): Due to variation in pricing of the insurance instruments being used as collateral, any difference in BRIDGESTREAM’s estimated costs provided to the Company will inure to the benefit of the Company.

In connection with the engagement, BRIDGESTREAM will introduce to the Company potential investors and/or strategic partners (“BRIDGESTREAM Prospects”) who are not otherwise known to the Company and proceed to enter into discussions/negotiations that follow from each introduction.

6.     SECONDARY FUNDING  (ROUND TWO)

The Company, in its sole discretion, seeks to raise an additional six million (US $6,000,000) of capital, as referred to in (d) above.  This additional financing, as well as its prospective structure will occur within the next 90 - 120 days following the execution date of this Agreement.  Such an occurrence may impact the valuation of the prior financings.

7.    FEE SCHEDULE

Upon the completion of a successful placement, the Company agrees to pay BRIDGESTREAM a placement fee of eight percent (8%) of the amount of equity or equity equivalent(s) such as convertible debt in Round One Funding. The success fee shall be payable in cash from an escrow account with simultaneous disbursement of specified cash proceeds (“the escrow instructions”) to both the Company and BRIDGESTREAM.  Payment shall be subject to pro-rata deferral until actual receipt of funds by the Company in the event of an “earn-out” or other deferred conditions.

G.W                                 Feb. 5/07                                    WRW                                                     2-7-07

 Lions Petroleum Inc.      Date                                          BRIDGESTREAM Partners, LLC          Date

BRIDGESTREAM PARTNERS, LLC

Investment Bankers

2726 Shelter Island Drive, Suite 346

San Diego, CA 92106

(619) 255-1878

FAX:  (619) 255-1878

Should subordinated debt or mezzanine funding be supplied from a BRIDGESTREAM source(s), a placement fee of seven and one-half percent (7.5%) is estimated. For Senior Debt, a placement fee of four percent (4%) is estimated subject to market conditions.

Such fees (Round I) will be paid to BRIDGESTREAM in cash via wire transfers simultaneously with each funding/closing wherein proceeds are available for use by the Company.

Bridgestream is also willing to commit to becoming the Company’s Financial Advisor. In such a capacity, either Julian Goldberg or William R. Willard would be willing to work directly with Lions’ CFO and the Chairman/CEO to monitor the funding brought in through BRIDGESTREAM’s efforts to assure the BRIDGESTREAM investors that the funds are properly allocated and that common performance milestones are mutually established in concert with Lions’ management and its Board of Directors.

The Investor(s) may request that either a Principal of the funding source and/or a BRIDGESTREAM Principal to join the Company’s Board of Directors.

Such Directorship will require the normal and appropriate compensation, insurance and expenses associated with assuming the responsibilities of a Board of Director member along with any stock options as part of the overall compensation plan. A Committee Chairmanship would entail an additional compensation plan, again appropriate for assuming the specific responsibilities of the Committee Chairmanship.

8.  EQUITY PARTICIPATION

For any monies raised by BRIDGESTREAM hereunder, whether in the form of equity, subordinated debt or convertible debt, BRIDGESTREAM is to receive at the time or times of closing, additional equity of Client equal to non-cancelable options on common shares of ten percent (10%) of the equity or equity equivalent that is issued to the investor. This fee will be in the form of warrants on common stock (or in the case where the investor gets convertible debt, it would be ten percent (10%) of the number of shares into which the debt is convertible, e.g. if the debt is convertible into 1000 shares, then the fee would be 100 warrants). For example, if BRIDGESTREAM raises one million US dollars (US $1,000,000) by collateralizing 4,000,000 equity shares for Client, than its fee would be $100,000 in Round One Funding plus 40,000 warrants on shares. The exercise price of the warrants is the same as the price that the shares are being valued by the investors, e.g. if the shares are being valued on a stock loan basis for US$.2.50 per share, then the warrant exercise price will be at US$ 2.50 per share. The expiration date on the options is five (5) years from the date of this agreement.  The equity, upon the warrants being exercised, will be Common shares with full voting rights attached to each share and are not cancelable and non-callable.

The above does not supersede BRIDGESTREAM’s $500,000 concession in cash fees per our 1-13-07 meeting in Westlake Village, CA. whereby BRIDGESTREAM agreed to accept Lion’s shares in lieu

G.W                                 Feb. 5/07                                    WRW                                                     2-7-07

 Lions Petroleum Inc.      Date                                          BRIDGESTREAM Partners, LLC          Date

BRIDGESTREAM PARTNERS, LLC

Investment Bankers

2726 Shelter Island Drive, Suite 346

San Diego, CA 92106

(619) 255-1878

FAX:  (619) 255-1878

of this amount of cash fee at a pre funding valuation to be determined. Such shares would be allocated prior to funding but not issued until closing of the funding(s).

Subject to SEC regulation, each of the Common shares referenced herein shall have piggyback registration rights, reset provisions, a cashless exercise clause and shall have anti-dilution provisions, the effect of which will be to adjust the numbers of shares that are subject to each warrant granted to BRIDGESTREAM in the event any reverse stock splits, recapitalizations, reclassification, stock dividend or other subdivision of its capital stock occurs.

9.   REGISTRATION OF SHARES

If and when the Company commences the filing of a Registration Statement for either the Company or any other entities that provide additional access to a public market for the Company’s securities, the Company, at its own expense, hereby agrees to simultaneously register BRIDGESTREAM’S shares.

10

 STRATEGIC PARTNERING

In the event that BRIDGESTREAM is responsible for assisting or advising the Company in either a joint venture or a strategic partnering arrangement, BRIDGESTREAM will be compensated in accordance with the above fee schedule (Nos. 7 and 8) based upon the calculated value of the consideration received by the Company.  Such value shall include the value of all considerations received by the Company inclusive of stock, cash, credit lines arranged for, and any other beneficial sources of financing or asset(s) received.

In the event that BRIDGESTREAM and the Company cannot agree on the value of such consideration, then BRIDGESTREAM and the Company shall agree on an independent party to value the joint venture with the cost to be borne equally between the Company and BRIDGESTREAM.

11.

  MERGERS AND ACQUISITIONS

.

In the event that the Company deems it in its best interest to either acquire an entity introduced to it by BRIDGESTREAM, or conversely, to be acquired by an entity introduced by BRIDGESTREAM, then BRIDGESTREAM shall be entitled to a success fee upon transfer of control either to or by the acquiring entity.  The success fee shall be calculated based on the total consideration exchanged as follows:

•

Five percent (5%) is paid on the first two million dollars ($1,000,000 - $2,000,000), plus

G.W                                 Feb. 5/07                                    WRW                                                     2-7-07

 Lions Petroleum Inc.      Date                                          BRIDGESTREAM Partners, LLC          Date

BRIDGESTREAM PARTNERS, LLC

Investment Bankers

2726 Shelter Island Drive, Suite 346

San Diego, CA 92106

(619) 255-1878

FAX:  (619) 255-1878

•

Four percent (4%) on the next two to four million dollars ($2,000,001 - $4,000,000), plus

•

Three percent (3%) on the next four to six million dollars ($4,000,001 - $6,000,000

•

Two percent (2%) on all amounts in excess of the first six million dollars ($6,000,001 and above).

The value of any such consideration (whether debt or equity) or other property shall be equal to the actual consideration arising from the merger or acquisition. All fees to be paid pursuant to this Section 11, except as otherwise specified, are due and payable to BRIDGESTREAM in the same form of consideration and ratio of cash and/or equity as is received by the Company or its shareholders in the applicable merger or acquisition, (for example, if the Company receives Consideration in the form

25% cash and 75% common stock, BRIDGESTREAM’S compensation would be paid in 25% cash and 75% in common stock) at the closing or closings of any transaction specified in Section 11 herein.

In the event of a dispute as to the value of the consideration exchanged, an appraisal shall be performed by a mutually agreed to accounting firm not affiliated with this transaction.  The cost of the appraisal shall be shared equally between BRIDGESTREAM and the Company.

12.

   BRIDGESTREAM FUNDING SOURCES

As consideration for its services, the Company agrees to pay BRIDGESTREAM a success fee as outlined above (Nos. 7 and 8) upon financing by a source introduced to the Company any time within thirty-six (36) months following the execution of this agreement.

13.  REIMBURSEMENT OF EXPENSES

Irrespective of whether the Transaction is completed, the Company will either prepay or reimburse BRIDGESTREAM for any and all reasonable out-of-pocket expenses incurred by BRIDGESTREAM in the performance of its duties and obligations hereunder, including travel and lodging expenses and other reasonable out-of-pocket disbursements.  Any and all expenses above U.S. $400 will be pre-approved by the Company.  BRIDGESTREAM reserves full discretion over its choice and schedule of transportation mode however the Company will only reimburse for coach airline fares.  Such reimbursements of expenses will be due immediately upon presenting receipts of bonafided expense items to the Company.

The following are not incorporated in the expense items above and shall be paid directly by the Company as incurred:

•

DHL, Federal Express shall be charged in the Company’s respective account(s),

G.W                                 Feb. 5/07                                    WRW                                                     2-7-07

 Lions Petroleum Inc.      Date                                          BRIDGESTREAM Partners, LLC          Date

BRIDGESTREAM PARTNERS, LLC

Investment Bankers

2726 Shelter Island Drive, Suite 346

San Diego, CA 92106

(619) 255-1878

FAX:  (619) 255-1878

•

Color copying or any duplication of all documents, text and pertinent materials is an additional charge,

•

Legal cost for opinion letters from the Company’s counsel relating to any prospective Private Placement Memorandum,

•

Accounting cost for the preparation of reviews, compilations and/or audited financial statements,

•

Printing charges beyond the initial copies of the materials provided for herein,

•

Fairness of value opinion letters, legal opinion letters and the rendering of any other opinions that would cause liability,

•

Business plans or constructive revisions thereof,

•

Valuation modeling using various techniques outside the internal modeling capability applicable to determine the range of pricing to potential investors,

•

Private Placement Offering Memorandum, and

•

Subscription Agreements and Investment contracts.

14.

 PAYMENT OF FEES

All Fees are due under the following circumstances:

Company hereby agrees to, and shall sign any required documents necessary to accommodate this Agreement, and to cause the funding source to pay directly to BRIDGESTREAM any and all Fees owed BRIDGESTREAM upon a Successful Financing.  Said fees to be paid by the funding source directly to BRIDGESTREAM or through a specially created escrow arranged for this purpose.

If there occurs an event equivalent to a Successful Funding to the Company within three (3) years after expiration of the Term of this Agreement by any funding source contacted by BRIDGESTREAM on behalf of the Company or whose name appears on any list of funding sources (herein the "Registration List") which BRIDGESTREAM shall have delivered to Company during the Term, then a Fee shall be due and payable to BRIDGESTREAM on the same basis as a Fee would be due and payable had it been earned during the term of this Agreement.

15.

WIRE TRANSFER INSTRUCTIONS

All sums required to be paid to BRIDGESTREAM shall be transferred by bank wire as per the following instructions as contained in Appendix A or as may be amended from time to time.

G.W                                 Feb. 5/07                                    WRW                                                     2-7-07

 Lions Petroleum Inc.      Date                                          BRIDGESTREAM Partners, LLC          Date

BRIDGESTREAM PARTNERS, LLC

Investment Bankers

2726 Shelter Island Drive, Suite 346

San Diego, CA 92106

(619) 255-1878

FAX:  (619) 255-1878

16.

COMPANY DIRECT UNDERWRITING OF DOCUMENTS FOR EQUITY OR SUB DEBT PRIVATE PLACEMENT

The Company shall indemnify and hold BRIDGESTREAM harmless from any damages, including reasonable attorney fees that may result solely from any misrepresentations made in any materials and disclosure documents prepared by the Company, its legal counsel and any other third parties retained by the Company.

17.

INDEMNIFICATION

The Company further agrees to indemnify and hold BRIDGESTREAM harmless in accordance with the indemnification provisions set forth as Addendum I hereto, which are incorporated herein by reference as if fully set forth below.  The Agreement and the indemnification provisions as set forth in Addendum I incorporate the entire understanding of the parties with respect to this engagement and supersede all previous Agreements, should they exist. All provisions of the indemnification provisions as set forth in Addendum I shall survive the Engagement Period.

18.

APPLICABLE LAW AND ATTORNEYS FEES

The internal laws of the State of California applicable to contracts fully performed within that State shall be used to interpret and govern all disputes arising from this Agreement.  The parties have not agreed to arbitrate claims or controversies arising from any failure to timely pay all sums due or otherwise perform under this Agreement.  The prevailing party in any litigation regarding such claims or controversies shall be entitled to its reasonable attorney’s fees and costs.

19.

AMENDMENTS

No amendments or modifications of this Agreement shall be valid or binding unless made in writing and signed by both BRIDGESTREAM and the Company.

20.  NOTICES

G.W                                 Feb. 5/07                                    WRW                                                     2-7-07

 Lions Petroleum Inc.      Date                                          BRIDGESTREAM Partners, LLC          Date

BRIDGESTREAM PARTNERS, LLC

Investment Bankers

2726 Shelter Island Drive, Suite 346

San Diego, CA 92106

(619) 255-1878

FAX:  (619) 255-1878

Notices are required to be given either party shall be sent to the following addresses:

Investment Bankers:

BRIDGESTREAM Partners, L.L.C.

William R. Willard, Managing Principal

2726 Shelter Island Drive, Suite 346

San Diego, CA 92106

Voice:  (619) 255-1878

Fax:     (619) 255-1878

Email: wrwbridgestream@aol.com

Company:

Messrs: Dale Paulson, Director,

             Duane D. Fadness, Director

Gordon Wiltse, Vice President, Chief Financial Officer & Director

            Lions Petroleum Inc.

            1150 – 789 West Pender Street

                                                             Vancouver, BC Canada

           V6C 1H2

           Voice:  (604) 669-1533

           Fax:     (604) 669-1531

           Toll Free: 1-866-669-1533

           E-Mail: gwiltse@lionspetroleum.com

       21.   CONFLICTS OF INTEREST

The Company recognizes and accepts that:

•

BRIDGESTREAM regularly acts as the Financial Advisor for other companies who wish to acquire or invest in properties and businesses and may contact the same potential sources on behalf of multiple companies; and

•

Potential conflicts of interest may arise for BRIDGESTREAM due to such other relationships, which will be disclosed to the Company and approved by the Company on a case-by-case basis.

22.

ADDITIONAL PROVISIONS

Except as required by law, this Financial Advisory Agreement and the services and advice to be provided by BRIDGESTREAM hereunder, shall not be disclosed to third parties other than the Company’s Directors, Officers or its legal and accounting advisors without BRIDGESTREAM’S prior written permission.

This Agreement is made solely for the benefit of BRIDGESTREAM and the Company and for the persons, agents, employees, officers, directors and controlling persons referred to in the

G.W                                 Feb. 5/07                                    WRW                                                     2-7-07

 Lions Petroleum Inc.      Date                                          BRIDGESTREAM Partners, LLC          Date

BRIDGESTREAM PARTNERS, LLC

Investment Bankers

2726 Shelter Island Drive, Suite 346

San Diego, CA 92106

(619) 255-1878

FAX:  (619) 255-1878

indemnification provisions as set forth in Addendum I and their respective successors, assigns and heirs, and no other person shall acquire or have any right under or by virtue of this Agreement.

The drafting of this Agreement shall be deemed a collaborative effort and therefore in the event of ambiguity, shall not de facto be construed against the drafter.

The terms, conditions, methodology and structuring of the proposed financing(s) contained and described throughout this Agreement are all subject to satisfactory completion of Due Diligence by BRIDGESTREAM and any of its sources of funding.

G.W                                 Feb. 5/07                                    WRW                                                     2-7-07

 Lions Petroleum Inc.      Date                                          BRIDGESTREAM Partners, LLC          Date

BRIDGESTREAM PARTNERS, LLC

Investment Bankers

2726 Shelter Island Drive, Suite 346

San Diego, CA 92106

(619) 255-1878

FAX:  (619) 255-1878

23.

ENTIRE AGREEMENT

This Agreement constitutes the entire Agreement between BRIDGESTREAM and the Company with regard to the subject matter hereof with exception to the Confidentiality and Non-Circumvent Agreement, which is referenced herein and needs to be executed and returned to BRIDGESTREAM. Any modification or amendment of any provision of this Agreement must be made in writing and agreed to in writing by BRIDGESTREAM and the Company.

If this letter correctly states our Agreement, please so indicate by signing below, initial and date each page, and return an executed copy to the undersigned at your earliest convenience.  Upon receipt of a signed and executed copy of this letter and the terms and conditions specified in the “Agreement” including confirmation of the wire transfer of funds shall constitute a binding Agreement between BRIDGESTREAM and the Company.

Yours sincerely,

BRIDGESTREAM PARTNERS, L.L.C.

By:   /s/ William R. Willard

William R. Willard

Managing Principal

Accepted and Agreed to this 5th day of February, 2007

LIONS PETROLEUM INC.

By:   /s/ Gordon Wiltse

      Gordon Wiltse

      Vice President, CFO & Director

SIGNED, SEALEDAND DELIVERED in the presence of:

 /s/ Dale Paulson

     Date:  Feb. 5/07

 Dale Paulson

 Director

G.W                                 Feb. 5/07                                    WRW                                                     2-7-07

 Lions Petroleum Inc.      Date                                          BRIDGESTREAM Partners, LLC          Date

BRIDGESTREAM PARTNERS, LLC

Investment Bankers

2726 Shelter Island Drive, Suite 346

San Diego, CA 92106

(619) 255-1878

FAX:  (619) 255-1878

ANNENDUM I

                                                  PRIVATE PLACEMENT

INDEMNIFICATION AGREEMENT

Lions Petroleum Inc. (“LPI”) agrees to indemnify BRIDGESTREAM PARTNERS, LLC. (“BRIDGESTREAM”), its employees, directors, officers, agents, affiliates, and each person, if any, who controls it within the meaning of either Section 20 of the Securities Exchange Act of 1934 or Section 15 of the Securities Act of 1933 (each such person, including BRIDGESTREAM, is referred to as (“Indemnified Party”) from and against any losses, claims, damages and liabilities, joint or several (including all legal or other expenses reasonably incurred by an Indemnified Party in connection with the defense of any threatened or pending claims, action or proceeding, whether or not resulting in any liability) (“Damages”), to which such Indemnified Party, in connection with its services or arising out of its engagement hereunder, may become subject under any applicable Federal or state law or otherwise, including, but not limited to, liability (i) caused by or arising out of an untrue statement or an alleged untrue statement of a material fact or the omission  or alleged omission to state a material fact necessary in order to make a statement not misleading in light of the circumstances under which it was made, (ii) caused by or arising out of any act of failure to act, or (iii) arising out of BRIDGESTREAM’S engagement or the rendering by any Indemnified Party of its services under this Agreement; provided, however, that LPI will not be liable to the Indemnified Party hereunder to the extent that any Damages resulted from the gross negligence, bad faith or willful misconduct of the Indemnified Party seeking indemnification hereunder.

If for any reason other than as provided in the preceding paragraph, the foregoing indemnity is unavailable to an Indemnified Party or is insufficient to hold an Indemnified Party harmless, then LPI shall contribute to the amount paid or payable by an Indemnified Party as a result of such Damages in such proportion as is appropriate to reflect not only the relative benefits received by LPI and its shareholders on the one hand and BRIDGESTREAM on the other, but also the relative fault of LPI and the Indemnified Party as well as any relevant equitable considerations, subject to the limitation that in no event shall the total contribution of all Indemnified Parties to all such Damages exceed the amount of fees actually received and retained by BRIDGESTREAM hereunder.

Promptly after receipt by the Indemnified Party of notice of any claim or the threatened claim or the commencement of any action in respect of which indemnity may be sought, the Indemnified Party will notify LPI in writing of the receipt of the notice or commencement of any action, enclosing a copy of all papers received, and LPI shall have the right to assume the defense of such claim or action (including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of fees and expenses of such counsel), provided that the Indemnified Party shall have the right to control its defense if, in the opinion of its counsel, the Indemnified has legal defenses available to it that are different from and inconsistent or in conflict with those available to LPI. In any event, the Indemnified Party shall have the right to retain counsel reasonably satisfactory to LPI at LPI’s expense, to represent it in any claim or action in respect of which indemnity may be sought and agrees to cooperate with LPI and LPI’s counsel in the defense of such claim or action or separate but substantially similar or related claims or actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for all the Indemnified Parties.

G.W                                 Feb. 5/07                                    WRW                                                     2-7-07

 Lions Petroleum Inc.      Date                                          BRIDGESTREAM Partners, LLC          Date

BRIDGESTREAM PARTNERS, LLC

Investment Bankers

2726 Shelter Island Drive, Suite 346

San Diego, CA 92106

(619) 255-1878

FAX:  (619) 255-1878

In the event that LPI does not within a reasonable period of time assume the defense of a claim or action to which indemnification hereunder is applicable, the Indemnified Party shall have the right to employ counsel reasonably satisfactory to LPI at LPI’s expense, to defend such claim or action.  The omission by an Indemnified Party to promptly notify LPI of the receipt, or commencement of any claim, action or proceeding in respect of which indemnity may be sought will relieve LPI from any liability LPI may have to such Indemnified Party only to the extent that such a delay in notification materially prejudices LPI’s defense of such claim or action. LPI shall not be liable for any settlement of any such claim or action without its written consent and may settle any such claim or action without the consent of an Indemnified Party.

G.W                                 Feb. 5/07                                    WRW                                                     2-7-07

 Lions Petroleum Inc.      Date                                          BRIDGESTREAM Partners, LLC          Date